Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2022 FINANCIAL RESULTS

ROLLING MEADOWS, IL, July 28, 2022 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2022. Management will host a webcast conference call to discuss these results on Thursday, July 28, 2022 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Second Quarter

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	2nd Q 22	2nd Q 21	2nd Q 22	2nd Q 21	2nd Q 22	2nd Q 21	2nd Q 22	2nd Q 21

	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,740.7	$1,390.2	$311.7	$227.6	$506.7	$440.0	$1.45	$1.09
Net gains on divestitures	(2.8)	(0.5)	(2.3)	(0.4)	(2.8)	(0.5)	(0.01)	—
Acquisition integration	—	—	32.6	4.7	39.0	6.2	0.15	0.02
Workforce and lease termination	—	—	9.6	3.1	8.1	4.1	0.04	0.02
Acquisition related adjustments	—	—	(34.8)	9.2	4.5	7.7	(0.16)	0.05
Amortization of intangible assets	—	—	75.1	80.8	—	—	0.35	0.39
Levelized foreign currency translation	—	(41.8)	—	(9.4)	—	(13.6)	—	(0.05)

Brokerage, as adjusted *	1,737.9	1,347.9	391.9	315.6	555.5	443.9	1.82	1.52

Risk Management, as reported	267.4	245.0	28.6	24.9	48.6	47.6	0.13	0.12
Net gains on divestitures	—	(0.1)	—	(0.1)	—	(0.1)	—	—
Workforce and lease termination	—	—	0.6	0.5	0.7	0.6	—	—
Acquisition related adjustments	—	—	(1.2)	0.3	0.1	0.2	—	—
Acquisition integration	—	—	0.9	—	1.2	—	—	—
Amortization of intangible assets	—	—	1.2	1.6	—	—	0.01	0.01
Levelized foreign currency translation	—	(3.8)	—	(0.6)	—	(1.0)	—	—

Risk Management, as adjusted *	267.4	241.1	30.1	26.6	50.6	47.3	0.14	0.13

Corporate, as reported	0.3	261.6	(55.2)	(50.7)	(31.9)	(50.1)	(0.25)	(0.29)
Transaction-related costs	—	—	5.1	8.7	5.6	10.2	0.02	0.04
Income tax related	—	—	(7.0)	19.3	—	—	(0.03)	0.09

Corporate, as adjusted *	0.3	261.6	(57.1)	(22.7)	(26.3)	(39.9)	(0.26)	(0.16)

Total Company, as reported	$2,008.4	$1,896.8	$285.1	$201.8	$523.4	$437.5	$1.33	$0.92

Total Company, as adjusted *	$2,005.6	$1,850.6	$364.9	$319.5	$579.8	$451.3	$1.70	$1.49

Total Brokerage & Risk Management, as reported	$2,008.1	$1,635.2	$340.3	$252.5	$555.3	$487.6	$1.58	$1.21

Total Brokerage & Risk Management, as adjusted *	$2,005.3	$1,589.0	$422.0	$342.2	$606.1	$491.2	$1.96	$1.65

*

For second quarter 2022, the pretax impact of the Brokerage segment adjustments totals $104.8 million, with a corresponding adjustment to the provision for income taxes of $24.6 million relating to these items. For second quarter 2022, the pretax impact of the Risk Management segment adjustments totals $1.9 million, with a corresponding adjustment to the provision for income taxes of $0.4 million relating to these items. For second quarter 2022, the pretax impact of the Corporate segment adjustments totals $5.6 million, with a corresponding adjustment to the benefit for income taxes of $7.5 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had an excellent second quarter!” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our core brokerage and risk management segments combined to post 22% growth in revenue, including nearly 11% organic revenue growth and approximately $240 million of acquired rollover revenues; net earnings growth was 35%; adjusted EBITDAC growth was 23%; and adjusted EPS growth was 19%. Also during the quarter, we completed 9 new tuck-in mergers with approximately $53 million of annualized revenue.

“Overall, second quarter 2022 global P/C renewal premium increases of 10.5% were above first quarter 2022 and fourth quarter 2021 levels. Nearly all lines of coverages saw renewal premium increases equal to or higher than first quarter, with professional liability the lone exception. Additionally, second quarter mid-term policy endorsements, audits and cancellations continue to trend more favorable than a year ago. Combined with a strong labor market, which is favorably impacting our human resource and benefits consulting business and our claims management operations, we are not seeing meaningful signs of an economic slowdown.

“Most importantly, our bedrock client sales and service culture, guided by The Gallagher Way, is stronger than ever across the world. I am extremely pleased with our second quarter and first half performance and excited about our future!”

Summary of Financial Results - Six-Months Ended June 30,

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	6 Mths 22	6 Mths 21	6 Mths 22	6 Mths 21	6 Mths 22	6 Mths 21	6 Mths 22	6 Mths 21

	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,863.3	$3,000.4	$776.0	$592.0	$1,293.1	$1,058.4	$3.62	$2.90
Net gains on divestitures	(4.2)	(4.6)	(3.4)	(3.6)	(4.2)	(4.6)	(0.02)	(0.02)
Acquisition integration	—	—	67.6	7.9	82.8	10.3	0.32	0.04
Workforce and lease termination	—	—	14.6	8.7	14.3	9.3	0.07	0.04
Acquisition related adjustments	—	—	(18.4)	16.9	13.5	13.8	(0.09)	0.08
Amortization of intangible assets	—	—	168.8	159.9	—	—	0.79	0.79
Levelized foreign currency translation	—	(56.6)	—	(12.4)	—	(17.9)	—	(0.05)

Brokerage, as adjusted *	3,859.1	2,939.2	1,005.2	769.4	1,399.5	1,069.3	4.69	3.78

Risk Management, as reported	526.5	465.3	52.5	42.9	92.7	87.4	0.24	0.21
Net gains on divestitures	—	(0.1)	—	(0.1)	—	(0.1)	—	—
Workforce and lease termination	—	—	1.1	1.0	1.4	1.3	—	0.01
Acquisition related adjustments	—	—	(1.2)	2.1	0.2	0.2	—	0.01
Acquisition integration	—	—	0.9	—	1.2	—	—	—
Amortization of intangible assets	—	—	2.4	2.8	—	—	0.02	0.01
Levelized foreign currency translation	—	(6.1)	—	(0.7)	—	(1.3)	—	—

Risk Management, as adjusted *	526.5	459.1	55.7	48.0	95.5	87.5	0.26	0.24

Corporate, as reported	23.1	563.7	(104.3)	(39.4)	(80.1)	(93.5)	(0.48)	(0.28)
Transaction-related costs	—	—	19.7	8.7	21.4	10.2	0.09	0.04
Income tax related	—	—	(12.0)	19.3	—	—	(0.06)	0.09

Corporate, as adjusted *	23.1	563.7	(96.6)	(11.4)	(58.7)	(83.3)	(0.45)	(0.15)

Total Company, as reported	$4,412.9	$4,029.4	$724.2	$595.5	$1,305.7	$1,052.3	$3.38	$2.83

Total Company, as adjusted *	$4,408.7	$3,962.0	$964.3	$806.0	$1,436.3	$1,073.5	$4.50	$3.87

Total Brokerage & Risk Management, as reported	$4,389.8	$3,465.7	$828.5	$634.9	$1,385.8	$1,145.8	$3.86	$3.11

Total Brokerage & Risk Management, as adjusted *	$4,385.6	$3,398.3	$1,060.9	$817.4	$1,495.0	$1,156.8	$4.95	$4.02

*

For the six-month period ended June 30, 2022, the pretax impact of the Brokerage segment adjustments totals $297.1 million, with a corresponding adjustment to the provision for income taxes of $67.9 million relating to these items. For the six-month period ended June 30, 2022, the pretax impact of the Risk Management segment adjustments totals $4.3 million, with a corresponding adjustment to the provision for income taxes of $1.1 million relating to these items. For the six-month period ended June 30, 2022, the pretax impact of the Corporate segment adjustments totals $21.4 million, with a corresponding adjustment to the benefit for income taxes of $13.7 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Base Commissions and Fees
Commissions and fees, as reported	$1,606.0	$1,273.1	$3,563.2	$2,732.1
Less commissions and fees from acquisitions	(239.5)	—	(616.7)	—
Less divested operations	—	(0.3)	—	(2.1)
Levelized foreign currency translation	—	(38.0)	—	(51.1)

Organic base commissions and fees	$1,366.5	$1,234.8	$2,946.5	$2,678.9

Organic change in base commissions and fees	10.7%		10.0%

Supplemental Revenues
Supplemental revenues, as reported	$65.7	$55.2	$140.0	$122.0
Less supplemental revenues from acquisitions	(0.1)	—	(1.1)	—
Levelized foreign currency translation	—	(1.8)	—	(2.4)

Organic supplemental revenues	$65.6	$53.4	$138.9	$119.6

Organic change in supplemental revenues	22.9%		16.1%

Contingent Revenues
Contingent revenues, as reported	$43.1	$43.3	$114.7	$106.6
Less contingent revenues from acquisitions	(1.0)	—	(1.8)	—
Levelized foreign currency translation	—	(0.6)	—	(0.9)

Organic contingent revenues	$42.1	$42.7	$112.9	$105.7

Organic change in contingent revenues	-1.4%		6.8%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,714.8	$1,371.6	$3,817.9	$2,960.7
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(240.6)	—	(619.6)	—
Less divested operations and program repricing	—	(0.3)	—	(2.1)
Levelized foreign currency translation	—	(40.4)	—	(54.4)

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,474.2	$1,330.9	$3,198.3	$2,904.2

Total organic change	10.8%		10.1%

Acquisition Activity	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Number of acquisitions closed *	8	7	13	12
Estimated annualized revenues acquired (in millions)	$50.1	$34.1	$82.3	$123.8

*	In the second quarter of 2022, Gallagher did not issue any shares of its common stock in connection with acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Compensation expense, as reported			$979.2	$773.4	$2,075.6	$1,595.1
Acquisition integration			(25.5)	(3.6)	(55.8)	(7.2)
Workforce and lease termination related charges			(6.0)	(2.8)	(11.5)	(7.3)
Acquisition related adjustments			(4.5)	(7.7)	(13.5)	(13.8)
Levelized foreign currency translation			—	(22.3)	—	(30.8)

Compensation expense, as adjusted			$943.2	$737.0	$1,994.8	$1,536.0

Reported compensation expense ratios using reported revenues on pages 1 and 2		*	56.3%	55.6%	53.7%	53.2%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	54.3%	54.7%	51.7%	52.3%

*

Reported second quarter 2022 compensation ratio was 0.7 pts higher than second quarter 2021. This ratio was adversely impacted by increased integration costs related to the reinsurance operations acquired in December 2021, workforce related charges, the resumption of merit wage increases and higher incentive compensation expense related to stronger organic growth. These items were partially offset by less acquisition earnout related adjustments, a lower compensation ratio related to the seasonality of the acquired reinsurance operations and savings in base compensation related to workforce adjustment actions taken in prior periods.

**

Adjusted second quarter 2022 compensation ratio was 0.4 pts lower than second quarter 2021. This ratio was favorably impacted by a lower compensation ratio related to the seasonality of the reinsurance operations acquired in December 2021 and savings in base compensation related to workforce adjustment actions taken in prior periods. These savings were partially offset by the resumption of merit wage increases and higher incentive compensation related to stronger organic growth.

Operating Expense and Ratios			2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Operating expense, as reported			$254.8	$176.8	$494.6	$346.9
Acquisition integration			(13.5)	(2.6)	(27.0)	(3.1)
Workforce and lease termination related charges			(2.1)	(1.3)	(2.8)	(2.0)
Levelized foreign currency translation			—	(5.9)	—	(7.9)

Operating expense, as adjusted			$239.2	$167.0	$464.8	$333.9

Reported operating expense ratios using reported revenues on pages 1 and 2		*	14.6%	12.7%	12.8%	11.6%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	13.8%	12.4%	12.0%	11.4%

*

Reported second quarter 2022 operating expense ratio was 1.9 pts higher than second quarter 2021. This ratio was adversely impacted by increased integration costs related to the reinsurance operations acquired in December 2021, the return of advertising, travel, entertainment and other client-related expenses, offset in part by savings from office consolidations and a lower operating expense ratio related to the seasonality of the reinsurance operations acquired in December 2021.

**

Adjusted second quarter 2022 operating expense ratio was 1.4 pts higher than second quarter 2021. This ratio was adversely impacted by the return of advertising, travel, entertainment and other client-related expenses, offset in part by savings from office consolidations and a lower operating expense ratio related to the seasonality of the reinsurance operations acquired in December 2021.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Net earnings, as reported	$311.7	$227.6	$776.0	$592.0
Provision for income taxes	99.2	72.1	253.3	188.0
Depreciation	29.4	21.1	53.6	43.2
Amortization	98.7	105.8	221.7	209.4
Change in estimated acquisition earnout payables	(32.3)	13.4	(11.5)	25.8

EBITDAC	506.7	440.0	1,293.1	1,058.4

Net gains on divestitures	(2.8)	(0.5)	(4.2)	(4.6)
Acquisition integration	39.0	6.2	82.8	10.3
Workforce and lease termination related charges	8.1	4.1	14.3	9.3
Acquisition related adjustments	4.5	7.7	13.5	13.8
Levelized foreign currency translation	—	(13.6)	—	(17.9)

EBITDAC, as adjusted	$555.5	$443.9	$1,399.5	$1,069.3

Net earnings margin, as reported using reported revenues on pages 1 and 2	17.9%	16.4%	20.1%	19.7%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	32.0%	32.9%	36.3%	36.4%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Fees	$262.1	$240.0	$517.4	$457.3
International performance bonus fees	5.2	4.9	8.9	7.8

Fees as reported	267.3	244.9	526.3	465.1

Less fees from acquisitions	(1.4)	—	(9.3)	—
Levelized foreign currency translation	—	(3.8)	—	(6.1)

Organic fees	$265.9	$241.1	$517.0	$459.0

Organic change in fees	10.3%		12.6%

Acquisition Activity	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Number of acquisitions closed	1	1	1	2
Estimated annualized revenues acquired (in millions)	$2.5	$36.0	$2.5	$50.0

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Compensation expense, as reported		$159.1	$145.9	$317.8	$280.0

Workforce and lease termination related charges		(0.5)	(0.4)	(0.8)	(0.8)
Acquisition related adjustments		(0.1)	(0.2)	(0.2)	(0.2)
Levelized foreign currency translation		—	(2.3)	—	(3.9)

Compensation expense, as adjusted		$158.5	$143.0	$316.8	$275.1

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	59.5%	59.6%	60.4%	60.2%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	59.3%	59.3%	60.2%	59.9%

*

Reported second quarter 2022 compensation ratio was 0.1 pts lower than second quarter 2021. Adjusted second quarter 2022 compensation ratio was flat to second quarter 2021. These ratios were primarily impacted by lesser incentive compensation expense over the prior year quarter, offset by increased base compensation relating to the resumption of merit wage increases.

Operating Expense and Ratios		2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Operating expense, as reported		$59.7	$51.5	$116.0	$97.9

Workforce and lease termination related charges		(0.2)	(0.2)	(0.6)	(0.5)
Acquisition integration		(1.2)	—	(1.2)	—
Levelized foreign currency translation		—	(0.5)	—	(0.9)

Operating expense, as adjusted		$58.3	$50.8	$114.2	$96.5

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	22.3%	21.0%	22.0%	21.0%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	**	21.8%	21.1%	21.7%	21.0%

*

Reported second quarter 2022 operating expense ratio was 1.3 pts higher than second quarter 2021. This ratio was adversely impacted by integration costs, travel, entertainment and other client-related expenses and increased professional fees, partially offset by savings from office consolidations.

**

Adjusted second quarter 2022 operating ratio was 0.7 pts higher than second quarter 2021. This ratio was adversely impacted by the return of advertising, travel, entertainment and other client-related expenses and increased professional fees, partially offset by savings from office consolidations.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2022	2nd Q 2021	6 Mths 2022	6 Mths 2021
Net earnings, as reported	$28.6	$24.9	$52.5	$42.9
Provision for income taxes	10.2	8.5	18.6	14.6
Depreciation	9.7	11.6	19.8	23.1
Amortization	1.6	2.2	3.2	3.8
Change in estimated acquisition earnout payables	(1.5)	0.4	(1.4)	3.0

EBITDAC	48.6	47.6	92.7	87.4

Net gains on divestitures	—	(0.1)	—	(0.1)
Workforce and lease termination related charges	0.7	0.6	1.4	1.3
Acquisition related adjustments	0.1	0.2	0.2	0.2
Acquisition integration	1.2	—	1.2	—
Levelized foreign currency translation	—	(1.0)	—	(1.3)

EBITDAC, as adjusted	$50.6	$47.3	$95.5	$87.5

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	10.7%	10.2%	10.0%	9.2%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	18.9%	19.6%	18.1%	19.1%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2022			2021
2nd Quarter	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(65.2)	$16.9	$(48.3)	$(57.2)	$14.3	$(42.9)
Clean energy related (1)	(3.1)	0.8	(2.3)	(27.9)	48.7	20.8
Acquisition costs (2)	(7.4)	0.6	(6.8)	(11.8)	1.6	(10.2)
Corporate (3) (4)	(21.2)	23.9	2.7	(22.9)	(4.5)	(27.4)

Reported 2nd Quarter	(96.9)	42.2	(54.7)	(119.8)	60.1	(59.7)

Adjustments
Transaction-related costs (2)	5.6	(0.5)	5.1	10.2	(1.5)	8.7
Income tax related (3)	—	(7.0)	(7.0)	—	19.3	19.3

Components of Corporate Segment, as adjusted
Interest and banking costs	(65.2)	16.9	(48.3)	(57.2)	14.3	(42.9)
Clean energy related (1)	(3.1)	0.8	(2.3)	(27.9)	48.7	20.8
Acquisition costs	(1.8)	0.1	(1.7)	(1.6)	0.1	(1.5)
Corporate (4)	(21.2)	16.9	(4.3)	(22.9)	14.8	(8.1)

Adjusted 2nd Quarter	$(91.3)	$34.7	$(56.6)	$(109.6)	$77.9	$(31.7)

Six Months
Components of Corporate Segment, as reported
Interest and banking costs	$(129.7)	$33.7	$(96.0)	$(106.4)	$26.6	$(79.8)
Clean energy related (1)	(5.8)	1.5	(4.3)	(56.9)	111.1	54.2
Acquisition costs (2)	(25.8)	2.0	(23.8)	(13.3)	1.7	(11.6)
Corporate (3) (4)	(48.3)	68.9	20.6	(49.0)	28.0	(21.0)

Reported six months	(209.6)	106.1	(103.5)	(225.6)	167.4	(58.2)

Adjustments
Transaction-related costs (2)	21.4	(1.7)	19.7	10.2	(1.5)	8.7
Income tax related (3)	—	(12.0)	(12.0)	—	19.3	19.3

Components of Corporate Segment, as adjusted
Interest and banking costs	(129.7)	33.7	(96.0)	(106.4)	26.6	(79.8)
Clean energy related (1)	(5.8)	1.5	(4.3)	(56.9)	111.1	54.2
Acquisition costs	(4.4)	0.3	(4.1)	(3.1)	0.2	(2.9)
Corporate (4)	(48.3)	56.9	8.6	(49.0)	47.3	(1.7)

Adjusted six months	$(188.2)	$92.4	$(95.8)	$(215.4)	$185.2	$(30.2)

(1)

Pretax loss for the second quarter is presented net of amounts attributable to noncontrolling interests of $(0.5) million in 2022 and $9.0 million in 2021. Pretax loss for the six-months ended June 30, is presented net of amounts attributable to noncontrolling interests of $(0.8) million in 2022 and $18.8 million in 2021.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations.

(3)

In second quarter 2022, Gallagher recognized a one-time U.S. state tax benefit that resulted from legal entity restructuring and a favorable U.K. tax impact related to earnout liability adjustments. In first quarter 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to have additional income tax benefit during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets. In second quarter 2021, the U.K. government enacted tax legislation that increases the corporate income tax rate from 19% to 25% effective in 2023. Gallagher incurred additional income tax expense in the quarter to adjust certain deferred income tax liabilities to the higher income tax rate.

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(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $13.6 million in second quarter 2022 and a net unrealized foreign exchange remeasurement loss of $1.1 million in second quarter 2021. Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $16.7 million in the six month period ended June 30, 2022 and a net unrealized foreign exchange remeasurement loss of $5.2 million in the six month period ended June 30, 2021.

Interest and banking costs and debt - At June 30, 2022, Gallagher had $1,600.0 million of borrowings from public debt, $4,248.0 million of borrowings from private placements and $460.0 million of short-term borrowings under its line of credit facility. In addition, Gallagher had $177.2 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. The production of IRC Section 45 clean energy tax credits ceased in December 2021, which reduced the royalty income received by Chem-Mod LLC and net earnings generated by our investments in clean coal production plants. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions is also included.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses and the tax benefit from vesting of employee equity awards.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2022 and 2021 were 19.1% and 9.2%, respectively. In first quarter of 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to incur additional income tax expense during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets to the higher income tax rate. In addition, the production of IRC Section 45 clean energy tax credits ceased in December 2021.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, July 28, 2022 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois, Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding changes in our expenses in the next several quarters; anticipated future results or performance of any segment or the Company as a whole; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

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Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including the pace of economic recovery following COVID-19 or the onset of a recession or economic downturn; our actual acquisition opportunities; or other factors like the Ukraine/Russia conflict, trade wars or tariffs; political unrest in the U.S. or other countries around the world; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

In particular, the global spread of COVID-19 has created significant volatility and uncertainty and economic disruption that may impact our forward-looking statements. The extent to which the pandemic impacts our business, operations and financial results will depend on numerous evolving factors, many of which are not within our control and that we may not be able to accurately predict, including its duration and scope; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; the effect on our clients and client demand for our services; the ability of our clients to pay their insurance premiums which could impact our commission and fee revenues for our services; the number of new arising workers compensation and general liability claims; and the long-term impact of employees working from home, including increased technology costs, and employees’ holistic wellbeing.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. The COVID-19 pandemic currently amplifies, and in the future could continue to amplify, the risks, uncertainties and assumptions, reflected in such risk factors. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that our chief operating decision maker uses when reviewing the company’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See page 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into our IT related systems.

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•

Transaction-related costs associated with its acquisition of the Willis Towers Watson treaty reinsurance brokerage operations. These include costs related to regulatory filings, legal, accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments and acquisition related compensation charges.

•

Amortization of intangible assets reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through the company’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•

Income tax related, which represents the impact of a one-time U.S. state tax benefit that resulted from legal entity restructuring and a favorable U.K. tax impact related to earnout liability adjustments in second quarter 2022. This represents the impact in first quarter 2022 of a one-time income tax benefit related to the revaluation of certain deferred income tax assets as a result of a change in our state effective income tax rate. The 2021 values represent the impact in second quarter 2021 of one-time income tax expense associated with the change in the U.K. effective income tax rate from 19% to 25% that is effective in 2023.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and income tax related costs and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and income tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. This is the second quarter we have excluded amortization of intangible assets from adjusted EPS, and as such, we have provided the same adjustment for the prior period for comparability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions in each year presented.

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In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Brokerage Segment
Commissions	$1,282.4	$977.1	$2,847.7	$2,102.5
Fees	323.6	296.0	715.5	629.6
Supplemental revenues	65.7	55.2	140.0	122.0
Contingent revenues	43.1	43.3	114.7	106.6
Investment income and net gains on divestitures	25.9	18.6	45.4	39.7

Total revenues	1,740.7	1,390.2	3,863.3	3,000.4

Compensation	979.2	773.4	2,075.6	1,595.1
Operating	254.8	176.8	494.6	346.9
Depreciation	29.4	21.1	53.6	43.2
Amortization	98.7	105.8	221.7	209.4
Change in estimated acquisition earnout payables	(32.3)	13.4	(11.5)	25.8

Expenses	1,329.8	1,090.5	2,834.0	2,220.4

Earnings before income taxes	410.9	299.7	1,029.3	780.0
Provision for income taxes	99.2	72.1	253.3	188.0

Net earnings	311.7	227.6	776.0	592.0
Net earnings attributable to noncontrolling interests	1.4	2.6	2.1	4.4

Net earnings attributable to controlling interests	$310.3	$225.0	$773.9	$587.6

EBITDAC
Net earnings	$311.7	$227.6	$776.0	$592.0
Provision for income taxes	99.2	72.1	253.3	188.0
Depreciation	29.4	21.1	53.6	43.2
Amortization	98.7	105.8	221.7	209.4
Change in estimated acquisition earnout payables	(32.3)	13.4	(11.5)	25.8

EBITDAC	$506.7	$440.0	$1,293.1	$1,058.4

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Risk Management Segment
Fees	$267.3	$244.9	$526.3	$465.1
Investment income	0.1	0.1	0.2	0.2

Revenues before reimbursements	267.4	245.0	526.5	465.3
Reimbursements	34.6	36.7	65.4	69.1

Total revenues	302.0	281.7	591.9	534.4

Compensation	159.1	145.9	317.8	280.0
Operating	59.7	51.5	116.0	97.9
Reimbursements	34.6	36.7	65.4	69.1
Depreciation	9.7	11.6	19.8	23.1
Amortization	1.6	2.2	3.2	3.8
Change in estimated acquisition earnout payables	(1.5)	0.4	(1.4)	3.0

Expenses	263.2	248.3	520.8	476.9

Earnings before income taxes	38.8	33.4	71.1	57.5
Provision for income taxes	10.2	8.5	18.6	14.6

Net earnings	28.6	24.9	52.5	42.9
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$28.6	$24.9	$52.5	$42.9

EBITDAC
Net earnings	$28.6	$24.9	$52.5	$42.9
Provision for income taxes	10.2	8.5	18.6	14.6
Depreciation	9.7	11.6	19.8	23.1
Amortization	1.6	2.2	3.2	3.8
Change in estimated acquisition earnout payables	(1.5)	0.4	(1.4)	3.0

EBITDAC	$48.6	$47.6	$92.7	$87.4

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Corporate Segment
Revenues from consolidated clean coal facilities	$—	$245.3	$22.3	$528.4
Royalty income from clean coal licenses	0.3	16.4	0.7	34.3
Loss from unconsolidated clean coal facilities	—	(0.7)	—	(1.1)
Other net revenues	—	0.6	0.1	2.1

Total revenues	0.3	261.6	23.1	563.7

Cost of revenues from consolidated clean coal facilities	—	268.8	22.9	577.9
Compensation	22.8	17.8	49.7	37.6
Operating	9.4	25.1	30.6	41.7
Interest	64.6	56.2	128.5	104.3
Depreciation	0.9	4.5	1.8	9.0

Expenses	97.7	372.4	233.5	770.5

Loss before income taxes	(97.4)	(110.8)	(210.4)	(206.8)
Benefit for income taxes	(42.2)	(60.1)	(106.1)	(167.4)

Net earnings (loss)	(55.2)	(50.7)	(104.3)	(39.4)
Net earnings (loss) attributable to noncontrolling interests	(0.5)	9.0	(0.8)	18.8

Net earnings (loss) attributable to controlling interests	$(54.7)	$(59.7)	$(103.5)	$(58.2)

EBITDAC
Net earnings (loss)	$(55.2)	$(50.7)	$(104.3)	$(39.4)
Benefit for income taxes	(42.2)	(60.1)	(106.1)	(167.4)
Interest	64.6	56.2	128.5	104.3
Depreciation	0.9	4.5	1.8	9.0

EBITDAC	$(31.9)	$(50.1)	$(80.1)	$(93.5)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total Company
Commissions	$1,282.4	$977.1	$2,847.7	$2,102.5
Fees	590.9	540.9	1,241.8	1,094.7
Supplemental revenues	65.7	55.2	140.0	122.0
Contingent revenues	43.1	43.3	114.7	106.6
Investment income and net gains on divestitures	26.0	18.7	45.6	39.9
Revenues from clean coal activities	0.3	261.0	23.0	561.6
Other net revenues - Corporate	—	0.6	0.1	2.1

Revenues before reimbursements	2,008.4	1,896.8	4,412.9	4,029.4
Reimbursements	34.6	36.7	65.4	69.1

Total revenues	2,043.0	1,933.5	4,478.3	4,098.5

Compensation	1,161.1	937.1	2,443.1	1,912.7
Operating	323.9	253.4	641.2	486.5
Reimbursements	34.6	36.7	65.4	69.1
Cost of revenues from clean coal activities	—	268.8	22.9	577.9
Interest	64.6	56.2	128.5	104.3
Depreciation	40.0	37.2	75.2	75.3
Amortization	100.3	108.0	224.9	213.2
Change in estimated acquisition earnout payables	(33.8)	13.8	(12.9)	28.8

Expenses	1,690.7	1,711.2	3,588.3	3,467.8

Earnings before income taxes	352.3	222.3	890.0	630.7
Provision for income taxes	67.2	20.5	165.8	35.2

Net earnings	285.1	201.8	724.2	595.5
Net earnings attributable to noncontrolling interests	0.9	11.6	1.3	23.2

Net earnings attributable to controlling interests	$284.2	$190.2	$722.9	$572.3

Diluted net earnings per share	$1.33	$0.92	$3.38	$2.83

Dividends declared per share	$0.51	$0.48	$1.02	$0.96

EBITDAC
Net earnings	$285.1	$201.8	$724.2	$595.5
Provision for income taxes	67.2	20.5	165.8	35.2
Interest	64.6	56.2	128.5	104.3
Depreciation	40.0	37.2	75.2	75.3
Amortization	100.3	108.0	224.9	213.2
Change in estimated acquisition earnout payables	(33.8)	13.8	(12.9)	28.8

EBITDAC	$523.4	$437.5	$1,305.7	$1,052.3

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2022	Dec 31, 2021
Cash and cash equivalents	$523.6	$402.6
Restricted cash	4,266.1	4,063.7
Premiums and fees receivable	18,452.0	11,753.1
Other current assets	1,502.7	1,451.0

Total current assets	24,744.4	17,670.4
Fixed assets - net	569.6	500.8
Deferred income taxes (includes tax credit carryforwards of $985.5 in 2022 and $1,074.0 in 2021)	1,136.8	1,228.5
Other noncurrent assets	949.1	966.5
Right-of-use assets	363.2	358.6
Goodwill	9,036.4	8,666.2
Amortizable intangible assets - net	3,190.9	3,954.0

Total assets	$39,990.4	$33,345.0

Premiums payable to underwriting enterprises	$20,381.2	$13,845.6
Accrued compensation and other current liabilities	1,677.0	1,895.1
Deferred revenue - current	559.3	520.9
Premium financing debt	177.2	228.4
Corporate related borrowings - current	710.0	245.0

Total current liabilities	23,504.7	16,735.0
Corporate related borrowings - noncurrent	5,561.5	5,810.2
Deferred revenue - noncurrent	62.9	58.7
Lease liabilities - noncurrent	313.3	309.3
Other noncurrent liabilities	1,686.2	1,871.7

Total liabilities	31,128.6	24,784.9

Stockholders’ equity:
Common stock - issued and outstanding	210.3	208.5
Capital in excess of par value	6,267.0	6,143.7
Retained earnings	3,388.7	2,882.3
Accumulated other comprehensive loss	(1,057.3)	(726.1)

Total controlling interests stockholders’ equity	8,808.7	8,508.4
Noncontrolling interests	53.1	51.7

Total stockholders’ equity	8,861.8	8,560.1

Total liabilities and stockholders’ equity	$39,990.4	$33,345.0

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	2nd Q Ended June 30, 2022	2nd Q Ended June 30, 2021	6 Mths Ended June 30, 2022		6 Mths Ended June 30, 2021
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	210,251	201,295	209,621		197,968
Diluted weighted average shares outstanding (000s)	214,346	205,826	213,925		202,465
Number of common shares outstanding at end of period (000s)			210,336		206,750
Workforce at end of period (includes acquisitions):
Brokerage			30,919		26,446
Risk Management			7,691		6,960
Total Company			40,837	**	35,234

*

Gallagher completed a follow-on public offering of 10,350,000 shares of its common stock on May 17, 2021 and used the net proceeds to fund a portion of the acquisition of Willis Towers Watson treaty reinsurance brokerage operations that was completed in December 2021.

**	The acquisition of the Willis Towers Watson’s treaty reinsurance brokerage operations added approximately 2,200 employees in December 2021.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2022
Brokerage, as reported	$410.9	$99.2	$311.7	$1.4	$310.3	$1.45
Net gains on divestitures	(2.8)	(0.5)	(2.3)	—	(2.3)	(0.01)
Acquisition integration	39.0	6.4	32.6	—	32.6	0.15
Workforce and lease termination	11.5	1.9	9.6	—	9.6	0.04
Acquisition related adjustments	(41.6)	(6.8)	(34.8)	—	(34.8)	(0.16)
Amortization of intangible assets	98.7	23.6	75.1	—	75.1	0.35

Brokerage, as adjusted	$515.7	$123.8	$391.9	$1.4	$390.5	$1.82

Risk Management, as reported	$38.8	$10.2	$28.6	$—	$28.6	$0.13
Workforce and lease termination	0.7	0.1	0.6	—	0.6	—
Acquisition related adjustments	(1.6)	(0.4)	(1.2)	—	(1.2)	—
Acquisition integration	1.2	0.3	0.9	—	0.9	—
Amortization of intangible assets	1.6	0.4	1.2	—	1.2	0.01

Risk Management, as adjusted	$40.7	$10.6	$30.1	$—	$30.1	$0.14

Corporate, as reported	$(97.4)	$(42.2)	$(55.2)	$(0.5)	$(54.7)	$(0.25)
Transaction-related costs	5.6	0.5	5.1	—	5.1	0.02
Income tax related	—	7.0	(7.0)	—	(7.0)	(0.03)

Corporate, as adjusted	$(91.8)	$(34.7)	$(57.1)	$(0.5)	$(56.6)	$(0.26)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2021
Brokerage, as reported	$299.7	$72.1	$227.6	$2.6	$225.0	$1.09
Net gain on divestitures	(0.5)	(0.1)	(0.4)	—	(0.4)	—
Acquisition integration	6.2	1.5	4.7	—	4.7	0.02
Workforce and lease termination	4.1	1.0	3.1	—	3.1	0.02
Acquisition related adjustments	12.2	3.0	9.2	—	9.2	0.05
Amortization of intangible assets	105.8	25.0	80.8	—	80.8	0.39
Levelized foreign currency translation	(12.4)	(3.0)	(9.4)	—	(9.4)	(0.05)

Brokerage, as adjusted	$415.1	$99.5	$315.6	$2.6	$313.0	$1.52

Risk Management, as reported	$33.4	$8.5	$24.9	$—	$24.9	$0.12
Net gain on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	0.6	0.1	0.5	—	0.5	—
Acquisition related adjustments	0.3	—	0.3	—	0.3	—
Amortization of intangible assets	2.2	0.6	1.6	—	1.6	0.01
Levelized foreign currency translation	(0.7)	(0.1)	(0.6)	—	(0.6)	—

Risk Management, as adjusted	$35.7	$9.1	$26.6	$—	$26.6	$0.13

Corporate, as reported	$(110.8)	$(60.1)	$(50.7)	$9.0	$(59.7)	$(0.29)
Transaction-related costs	10.2	1.5	8.7	—	8.7	0.04
Income tax related	—	(19.3)	19.3	—	19.3	0.09

Corporate, as adjusted	$(100.6)	$(77.9)	$(22.7)	$9.0	$(31.7)	$(0.16)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2022
Brokerage, as reported	$1,029.3	$253.3	$776.0	$2.1	$773.9	$3.62
Net gains on divestitures	(4.2)	(0.8)	(3.4)	—	(3.4)	(0.02)
Acquisition integration	82.8	15.2	67.6	—	67.6	0.32
Workforce and lease termination	17.8	3.2	14.6	—	14.6	0.07
Acquisition related adjustments	(21.0)	(2.6)	(18.4)	—	(18.4)	(0.09)
Amortization of intangible assets	221.7	52.9	168.8	—	168.8	0.79

Brokerage, as adjusted	$1,326.4	$321.2	$1,005.2	$2.1	$1,003.1	$4.69

Risk Management, as reported	$71.1	$18.6	$52.5	$—	$52.5	$0.24
Workforce and lease termination	1.5	0.4	1.1	—	1.1	—
Acquisition related adjustments	(1.6)	(0.4)	(1.2)	—	(1.2)	—
Acquisition integration	1.2	0.3	0.9	—	0.9	—
Amortization of intangible assets	3.2	0.8	2.4	—	2.4	0.02

Risk Management, as adjusted	$75.4	$19.7	$55.7	$—	$55.7	$0.26

Corporate, as reported	$(210.4)	$(106.1)	$(104.3)	$(0.8)	$(103.5)	$(0.48)
Transaction-related costs	21.4	1.7	19.7	—	19.7	0.09
Income tax related	—	12.0	(12.0)	—	(12.0)	(0.06)

Corporate, as adjusted	$(189.0)	$(92.4)	$(96.6)	$(0.8)	$(95.8)	$(0.45)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2021
Brokerage, as reported	$780.0	$188.0	$592.0	$4.4	$587.6	$2.90
Net gains on divestitures	(4.6)	(1.0)	(3.6)	—	(3.6)	(0.02)
Acquisition integration	10.3	2.4	7.9	—	7.9	0.04
Workforce and lease termination	11.1	2.4	8.7	—	8.7	0.04
Acquisition related adjustments	21.9	5.0	16.9	—	16.9	0.08
Amortization of intangible assets	209.4	49.5	159.9	—	159.9	0.79
Levelized foreign currency translation	(16.2)	(3.8)	(12.4)	—	(12.4)	(0.05)

Brokerage, as adjusted	$1,011.9	$242.5	$769.4	$4.4	$765.0	$3.78

Risk Management, as reported	$57.5	$14.6	$42.9	$—	$42.9	$0.21
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	1.3	0.3	1.0	—	1.0	0.01
Acquisition related adjustments	2.7	0.6	2.1	—	2.1	0.01
Amortization of intangible assets	3.8	1.0	2.8	—	2.8	0.01
Levelized foreign currency translation	(0.9)	(0.2)	(0.7)	—	(0.7)	—

Risk Management, as adjusted	$64.3	$16.3	$48.0	$—	$48.0	$0.24

Corporate, as reported	$(206.8)	$(167.4)	$(39.4)	$18.8	$(58.2)	$(0.28)
Transaction-related costs	10.2	1.5	8.7	—	8.7	0.04
Income tax related	—	(19.3)	19.3	—	19.3	0.09

Corporate, as adjusted	$(196.6)	$(185.2)	$(11.4)	$18.8	$(30.2)	$(0.15)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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